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                                                                 Exhibit 10.23.2

                            THIRD AMENDMENT TO LEASE
                         (Lease Extension and Expansion)


     THIS THIRD AMENDMENT TO LEASE ("AMENDMENT") is made and entered into as of the 1st day of March, 2005 (the "REFERENCE DATE") by and between TRINET ESSENTIAL FACILITIES XXVI, INC., a Maryland corporation ("LANDLORD"), and WESTERN DIGITAL TECHNOLOGIES, INC., a Delaware corporation ("TENANT").

                                 R E C I T A L S

     A. SOUTH BAY/EDENVALE ASSOCIATES, a California general partnership ("SOUTH BAY"), predecessor-in-interest to Landlord, and WESTERN DIGITAL CORPORATION, a Delaware corporation ("WDC"), now known as Western Digital Technologies, Inc., entered into that certain Lease Agreement dated as of June 3, 1996 (the "ORIGINAL LEASE") with respect to certain premises commonly known as 5863 Rue Ferrari Drive, City of San Jose, County of Santa Clara, State of California (the "ORIGINAL PREMISES"), which Original Premises are agreed for all purposes of the Lease as amended hereby to contain 130,925 square feet of space. The Original Premises are sometimes referred to as "BUILDING A".

     B. South Bay and WDC entered into a First Amendment dated as of August 7, 1996 (the "FIRST AMENDMENT"). Landlord and Tenant entered into a Second Amendment to Lease dated as of April 6, 2004 (the "SECOND AMENDMENT"). The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein collectively as the "LEASE". The Lease is currently scheduled to expire on July 31, 2006.

     C. Tenant desires to extend the Term of the Lease and to expand the Original Premises to include a portion of the adjacent building commonly known as 5853 Rue Ferrari Drive, City of San Jose, County of Santa Clara, State of California (and referred to in the Lease as "BUILDING B"), and Landlord has approved such extension and expansion, all as more fully set forth below.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

     1. DEFINED TERMS; RECITALS. All capitalized terms used but not defined herein shall have the same meanings as are given such terms in the Lease. The Recitals set forth above are incorporated herein by this reference.

     2. TERM EXTENSION. The Lease Term for the Premises is hereby extended for a period of ten (10) years and one (1) month (the "FIRST EXTENSION PERIOD") commencing on the Reference Date (the "FIRST EXTENSION PERIOD COMMENCEMENT DATE") and terminating on the


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

last day of the 121st full calendar month thereafter. Tenant shall have one (1) extension option as set forth in Section 15 below.

     3. EXPANSION. In addition to the Original Premises and fifty percent (50%) of Building C (as defined in the Lease), Landlord leases to Tenant and Tenant leases from Landlord (i) that portion of Building B shown cross-hatched on the Building B diagram attached hereto as Exhibit A (the "EXPANSION PREMISES"), and
(ii) the remaining fifty percent (50%) of Building C, which is estimated to contain in the aggregate approximately 82,470 square feet of space, effective as of the First Extension Period Commencement Date. From and after the First Extension Period Commencement Date, the term "Premises" as used in the Lease and in this Amendment shall be and include the Original Premises, the Expansion Premises and the entirety of Building C. The total square footage of the Premises is 213,395. Accordingly, Tenant's Pro Rata Share shall be 74.53% as of the First Extension Period Commencement Date. Tenant's allotment of non-exclusive parking spaces shall be increased from 445 to 723 as of the First Extension Period Commencement Date.

     The exact configuration of the Expansion Premises remains subject to Landlord's further reasonable review and approval. Once the Expansion Premises diagram is finalized, the final version (the "FINAL PLAN") will be substituted for Exhibit A attached hereto for all purposes of this Amendment.

     4. MONTHLY INSTALLMENTS OF RENT. Notwithstanding any provision of the Lease to the contrary, including without limitation Paragraph 4.B thereof, the Lease is hereby amended to state that Tenant shall pay to Landlord, effective as of the First Extension Period Commencement Date, and continuing throughout the First Extension Period, at such place as Landlord may designate, without deduction, offset, prior notice or demand, Monthly Installments of rent for the Premises in lawful money of the United States in the following amounts:

                                                                Monthly
                   Months                                  Installment Amount
                   ------                                  ------------------
        March 1, 2005 - September 30, 2005                     $78,555.00
        October 1, 2005 - February 28, 2006                   $128,037.00
        March 1, 2006 - February 28, 2007                     $131,878.11
        March 1, 2007 - February 29, 2008                     $135,834.45
        March 1, 2008 - February 28, 2009                     $139,909.49
        March 1, 2009 - February 28, 2010                     $144,106.77
        March 1, 2010 - February 28, 2011                     $148,429.97
        March 1, 2011 - February 29, 2012                     $152,882.87
        March 1, 2012 - February 28, 2013                     $157,469.36
        March 1, 2013 - February 28, 2014                     $162,193.44
        March 1, 2014 - March 31, 2015                        $167,059.24


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Tenant's leasing of the Premises is on a fully triple-net basis. Accordingly, effective as of the First Extension Period Commencement Date, Tenant shall pay all other charges coming due during the remainder of the Term for the Premises (including without limitation the Expansion Premises) in accordance with the terms of the Lease, including without limitation Tenant's Pro Rata Share of Common Area Charges, Property Taxes and insurance premiums.

     Notwithstanding anything in Paragraph 4.E of the Lease to the contrary, rent shall be payable at the following address:

        TriNet Essential Facilities XXVI, Inc.
        c/o iStar Real Estate Services
        File 57462
        Los Angeles, CA 90074-7462

     The parties acknowledge that Tenant has paid rent for the month of March 2005 at a rate higher than that set forth above in this Section 4. Accordingly, Landlord shall provide Tenant a credit against the Monthly Installment of rent for the Premises for the month of April 2005 equal to the differential between the pre-existing Monthly Installment rent for March 2005 under the Lease and the new Monthly Installment rent for the month of March 2005 set forth hereinabove. Landlord shall confirm this amount to Tenant upon request.

     5. SECURITY DEPOSIT. Contemporaneously with the execution of this Amendment, Tenant shall pay to Landlord a Security Deposit in the amount of $167,059.24, which shall be held by Landlord to secure Tenant's performance of its obligations under the Lease as amended hereby. The Security Deposit is not an advance payment of rent or a measure or limit of Landlord's damages upon an Event of Default. Landlord may at Landlord's discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord's remedies under the Lease as amended hereby. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable law, but no later than thirty (30) days after Tenant vacates and surrenders the Premises in accordance with the Lease as amended hereby, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered as a result of any breach of this Lease by Tenant. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Unless required otherwise by applicable law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer, Landlord thereafter shall have no further liability for the return of the Security Deposit

     6. MEASUREMENT OF EXPANSION PREMISES. The provisions of this Amendment are predicated on a square footage for the Expansion Premises of 82,470 square feet (which


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incorporates 1,325 square feet representing one-half (1/2) of Building C). As soon as possible following approval by Landlord of the Final Plan for the Expansion Premises, Tenant shall cause the square footage of the Expansion Premises (exclusive of the 1,325 square feet of Building C) to be measured and verified by an architect selected by Tenant and reasonably approved by Landlord. If such measurement results in a change in the total square footage of the Expansion Premises, the Monthly Installments of rent, the amount of the Security Deposit, Tenant's Pro Rata Share, and any other matters affected by the square footage of the Expansion Premises shall be adjusted accordingly. If there is a change in the square footage, Tenant shall, within ten (10) days after Landlord's request, execute and return two (2) copies of a lease amendment prepared by Landlord, effective as of the First Extension Period Commencement Date confirming the necessary adjustments, such copies to be executed by Landlord upon receipt. Once memorialized in the lease amendment, the square footage calculation for the Expansion Premises shall be deemed final and binding on the parties for the duration of the Lease Term.

     7. CONDITION OF EXPANSION PREMISES.

     (a) Tenant shall accept the Expansion Premises in their "AS IS" condition effective as of the First Extension Period Commencement Date, subject to the terms of this Section 7. Promptly following the Reference Date and approval of the Final Plan, Landlord, at its sole cost, shall (i) erect a demising wall to separate the Expansion Premises as set forth on such Final Plan from the remainder of the space in Building B and (ii) install a separate submeter and controls for HVAC service and electricity for the Expansion Premises. Subject to the foregoing and Landlord's obligation to fund a tenant improvement allowance as more particularly set forth in Section 8 below, Tenant acknowledges that Landlord shall have no obligation to make any improvements to the Expansion Premises or to otherwise prepare the Premises for Tenant's occupancy during the First Extension Period. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Expansion Premises for the conduct of Tenant's business.

     (b) Notwithstanding Section 7(a) to the contrary, the Expansion Premises shall be delivered with the roof in water tight condition and with all electrical, mechanical and plumbing systems and the roll-up doors in good, working and operable condition. Landlord shall repair at its sole cost any defective or malfunctioning aspect of the roof or such building systems of which Landlord has received written notice from Tenant describing such failure or malfunction within thirty (30) days of the First Extension Period Commencement Date. Further, and notwithstanding anything in this Section 4 to the contrary, Landlord, at its sole cost, shall install a new roof membrane on both Building A and Building B by no later than December 31, 2007. When Landlord replaces the roof membrane of each of the two (2) Buildings, Tenant, at its sole expense and without liability to Landlord of any kind, shall remove and/or temporarily relocate any equipment, piping and other mechanical systems located on the roof, and shall coordinate the timing of same with Landlord's roofing contractor so as to minimize interference with completion of the roof replacement work. Paragraph 14 of the Lease shall expressly not apply to the Expansion Premises.

     (c) Landlord reserves the right to reasonably access the Building systems located within the Expansion Premises in order to complete necessary utility connections to the remainder of Building B in anticipation of the leasing of all or any portion of such space to third parties.

     8. TENANT IMPROVEMENT ALLOWANCE. Landlord acknowledges that Tenant plans to alter and improve the Expansion Premises once the demising wall is installed. All such alterations and improvements shall be performed in strict compliance with the terms of Paragraph 13 of the Lease. In conjunction with such initial alterations and improvements, Landlord shall provide a tenant improvement allowance in the maximum amount of $2,500,000.00 (the "TI ALLOWANCE"). The TI Allowance may also be utilized to correct any deferred maintenance problems in the Original Premises. The TI Allowance shall be funded in accordance with the terms and conditions set forth in Paragraphs 7(c) and 8 through 15 of the Improvement Agreement attached to the Original Lease as Exhibit "C". Without limiting the generality of the foregoing, all requests for funding of the TI Allowance must be received prior to the date which is one (1) year following the First Extension Period Commencement Date. Tenant shall not commence any such alterations or improvements in the Expansion Premises until Tenant shall first have provided Landlord with an updated insurance certificate covering the Expansion Premises.

     9. EXPANSION PREMISES MAINTENANCE. Maintenance and repair obligations for the Expansion Premises shall be in accordance with the terms of Paragraphs 10.A. and 10.B. of the Lease. Tenant shall have the express right to utilize the loading docks of Building B which are associated with the Expansion Premises, and Tenant shall be responsible for the maintenance and repair thereof.

     10. BUILDING B UTILITIES. Notwithstanding anything to the contrary in the Lease, Building B utilities, including without limitation the Building B HVAC system, will be maintained and serviced by Landlord as a Common Area Charge for Building B. Tenant shall reimburse Landlord for its actual HVAC and electrical usage as measured by the submeter installed by Landlord, to be paid within ten
(10) days following billing therefor by Landlord. Tenant shall reimburse Landlord for its estimated water usage based on Landlord's reasonable estimation thereof, taking into consideration the presence of the cafeteria in the Expansion Premises and Tenant's other uses thereof, such amount to be paid within ten (10) days following billing therefor by Landlord.

     Utility services to the Building B restrooms within the Expansion Premises will be paid for by Tenant unless and until such restrooms are shared with another tenant(s) in Building B, at which time a proportionate cost sharing arrangement shall be instituted.

     11. BUILDING C UTILITIES. Notwithstanding anything to the contrary in the Lease, including without limitation the second through fourth paragraphs of Paragraph 9, Tenant shall be fully responsible for (i) the maintenance and repair of Building C subject to Landlord's limited repair obligations set forth in the first paragraph of Paragraph 10.A of the Lease; and (ii) payment of all utility charges applicable to Building C, whether such utilities are ultimately provided via the Original Premises or the Expansion Premises. Building C shall no longer be


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

deemed part of the "Common Area" of the Parcel but shall be considered a portion of the Premises for all purposes of the Lease, as amended hereby, including without limitation Paragraph 8 of the Lease. Without limiting the generality of the foregoing, the penultimate sentence of the first paragraph of Paragraph 11.A. of the Lease (which reads "Common Areas shall also include all of Building C") shall be deleted and of no further force or effect, and the reference to Building C in Paragraph 11.F shall be deleted and of no further force or effect.

     12. MODIFICATIONS TO LEASE.

     (a) As of the Reference Date, and notwithstanding Paragraph 23 of the Lease to the contrary, Landlord's addresses for notice under the Lease shall be as follows:

        Trinet Essential Facilities XXVI, Inc.
        c/o iStar Financial
        One Embarcadero Center, 33rd Floor
        San Francisco, California 94111
        Attention: Asset Management - Rue Ferrari Drive, San Jose, CA Facsimile No.: 415-391-6259

        with a copy to:
        --------------

        iStar Financial, Inc.
        1114 Avenue of the Americas, 27th Floor
        New York, New York 10036
        Attention: COO and Legal Department - Rue Ferrari Drive, San Jose, CA Facsimile No.: 212-930-9494

        with a copy to:
        --------------

        iStar Financial, Inc.
        3480 Preston Ridge Road, Suite 575
        Alpharetta, Georgia 30005
        Attention: Director of Lease Administration -
                   Rue Ferrari Drive, San Jose, CA
        Facsimile No.: 678-297-0101

     (b) As of the Reference Date, and notwithstanding Paragraph 23 of the Lease to the contrary, Tenant's address for notice under the Lease shall be as follows:

        Western Digital Technologies, Inc.
        20511 Lake Forest Drive
        Lake Forest, California 92630-7741
        Attention: Cindy Campos, MCR
                   Real Estate Specialist M/S C120
        Facsimile No.: 949-672-5498


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Notices delivered to either Landlord or Tenant may be via Federal Express or other nationally recognized overnight courier service.

     (c) As of July 1, 2005, the liability insurance amounts required under Paragraph 8.B of the Lease shall be as follows: $5,000,000.00 for bodily injury or death per occurrence; and $1,000,000.00 for damage to property per occurrence.

     (d) The phrase "insuring Landlord" in the first sentence of Paragraph 8.B of the Lease shall be modified to read: "insuring Landlord, Landlord's property manager and Landlord's asset management company".

     (e) The phrase "Twenty Thousand Dollars ($20,000)" in the last paragraph of Paragraph 8.C of the Lease shall be modified to read: "Thirty-Five Thousand Dollars ($35,000.00)".

     (f) The phrase "and external Building B lights and electricity and other exterior Building B utilities" shall be added to the end of the first sentence of the first paragraph of Paragraph 11.A. of the Lease.

     (g) The last sentence of the first paragraph of Paragraph 11.C of the Lease shall be deleted and of no further force or effect.

     (h) The phrase "five (5) days prior written notice" in the first paragraph of Paragraph 12 of the Lease shall be modified to read: "five (5) business days' prior written notice".

     (i) Paragraph 12(k) of the Lease shall be deleted in its entirety and replaced with the following provision: "(k) Insurance premiums allocable to tenant improvements in Building B and costs incurred by Landlord, if any, to repair, maintain, insure, manage and operate those Building B Exclusive Areas that are not generally made available to Tenant for its use."

     (j) Notwithstanding anything to the contrary in Paragraphs 13 or 34 of the Lease, Tenant shall not be obligated to remove and restore the existing clean room in the Original Premises upon surrender of the Premises to Landlord.

     (k) The following sentence is added at the end of Paragraph 15.B.1 of the
Lease: "Without limiting the generality of the foregoing, Landlord shall expressly have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)."

     (l) The phrase "within thirty (30) days" in the first sentence of the second paragraph and the first sentence of the fourth paragraph of Paragraph 16 of the Lease shall be modified to read: "within sixty (60) days".


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

     (m) Paragraph 22 of the Lease is hereby deleted in its entirety and replaced with the following provision:

          "22. Holding Over. If Tenant fails to vacate the Premises at the end of the Lease Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay Monthly Installments of rent equal to (i) one hundred twenty-five percent (125%) of the Monthly Installments payable during the last month of the Lease Term for the first thirty (30) days of any such holdover, and (ii) one hundred fifty percent (150%) of the Monthly Installments payable during the last month of the Lease Term for any period of holdover thereafter; and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord's express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay Monthly Installments of rent equal to one hundred twenty-five percent (125%) of the Monthly Installments of rent payable during the last month of the Lease Term."

     (n) Both references to "ten (10) days" in Paragraph 25.B of the Lease shall be modified to read: "fifteen (15) days".

     (o) The following sentence is added to the end of Paragraph 28 of the
Lease: "For the purposes of this Paragraph 28, "promptly" shall mean, in all events, within ten (10) business days following request."

     (p) Paragraph 31.H of the Lease is hereby deleted in its entirety and replaced with the following provision:

          "31.H. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR


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          ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH
          THE PREMISES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure
          Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Paragraph 31.H and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial."

     (q) As of the Reference Date, the following new Paragraph 42 is added to the Lease:

          "42. Office of Foreign Asset Control. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental actions, and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities."

     13. HAZARDOUS MATERIALS MANAGEMENT PLAN. On or before July 1, 2005, Tenant shall provide Landlord with an updated Hazardous Materials Management Plan for the Premises consistent with the terms of Paragraph 39.D of the Lease.

     14. RIGHT OF FIRST OFFER. In the event that any portion of Building B other than the Expansion Premises shall become available for leasing during the Lease Term or any extension thereof after Landlord shall have first leased it to a third party, Landlord shall promptly notify Tenant of such availability, including the expected timeframe for such availability. Tenant shall have the first right, within ten (10) business days after receipt of Landlord's notice, to initiate an offer for the leasing of such space, which Landlord shall be free to accept, reject or negotiate in its sole and absolute discretion.

     15. OPTION TO EXTEND.

     (a) If (i) Tenant is not then in default beyond any applicable notice and cure period at the time of the election and (ii) Tenant is occupying at least eighty percent (80%) of the Premises as it is then configured at the time of such election, Tenant may renew this Lease for the entirety of the Premises for one (1) additional period of five (5) years (the "SECOND EXTENSION PERIOD") by delivering written notice of the exercise thereof to Landlord not earlier than 360 days nor later than 180 days before the expiration of the First Extension Period. The

Monthly Installment of rent payable for each month during the First Extension Period (including periodic increases) shall be set at ninety-five percent (95%) of the then-prevailing rental rate (the "PREVAILING RENTAL RATE") for renewals of space in comparable buildings of comparable quality in comparable locations within the City of San Jose, California; provided, however, in no event shall the Monthly Installment of rent for such Second Extension Period be less than the Monthly Installment of rent payable by Tenant immediately prior to the expiration of the First Extension Period. As used herein, "then-prevailing" shall mean the time period which is 180 days prior to the commencement of the Second Extension Period not the commencement date of the Second Extension Period. Within thirty (30) days after receipt of Tenant's notice exercising its option to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to the Monthly Installment of rent for the Second Extension Period. Tenant shall, within ten (10) business days after receipt of Landlord's notice, time being of the essence with respect thereto, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant rejects Landlord's determination of the Prevailing Rental Rate, Tenant's written notice shall include Tenant's own determination of the Prevailing Rental Rate. If Tenant does not deliver any written notice to Landlord within ten (10) business days after receipt of Landlord's notice of the Prevailing Rental Rate, or if Tenant's notice fails to include Tenant's determination of the Prevailing Rental Rate, Tenant shall be deemed to have withdrawn its exercise of its rights under this Section 15, whereupon Tenant's rights under this Section 15 shall be null and void and of no further force or effect. If Tenant and Landlord disagree on the Prevailing Rental Rate, then Landlord and Tenant shall attempt in good faith to agree upon the Prevailing Rental Rate. If by that date which is 120 days prior to the commencement of the Second Extension Period (the "OPTION TRIGGER DATE"), Landlord and Tenant have not agreed in writing as to the Prevailing Rental Rate, the parties shall determine the Prevailing Rental Rate in accordance with the procedure set forth in Section 15(b) below.

     (b) If Landlord and Tenant are unable to reach agreement on the Prevailing Rental Rate by the Option Trigger Date, then within ten (10) business days after the Option Trigger Date, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Rental Rate. If either Landlord or Tenant fails to timely propose a Prevailing Rental Rate, then the Prevailing Rental Rate proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Prevailing Rental Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with the remainder of this paragraph . Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator a licensed real estate broker with at least ten (10) years of experience leasing industrial buildings in the City of San Jose (a "QUALIFIED ARBITRATOR"). If the parties cannot agree on a Qualified Arbitrator, then within a second period of seven (7) days, each shall select a Qualified Arbitrator and within ten (10) days thereafter the two appointed Qualified Arbitrators shall select a third Qualified Arbitrator and the third Qualified Arbitrator shall be the sole arbitrator (the "ARBITRATOR"). If one party shall fail to select a Qualified Arbitrator within the second seven
(7)-day period, then the Qualified Arbitrator chosen by the other party shall be the Arbitrator. Within thirty (30) days after submission of the matter to the Arbitrator, the Arbitrator shall determine the Prevailing Rental Rate by choosing whichever of the estimates submitted by

Landlord and Tenant the Arbitrator judges to be more accurate. The Arbitrator shall notify Landlord and Tenant of his or her decision, which shall be final and binding. If the Arbitrator believes that expert advice would materially assist him or her, the Arbitrator may retain one or more qualified persons to provide expert advice. The fees of the Qualified Arbitrator selected by each party shall be borne by that party. The fees of the third Qualified Arbitrator or the sole Arbitrator, as the case may be, and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by such Arbitrator, shall be shared equally by Landlord and Tenant.

     (c) If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, or the parties subsequently agree on the Prevailing Rental Rate, or following resolution of the Prevailing Rental Rate via arbitration, whichever shall be applicable, then, on or before the commencement date of the Second Extension Period, Landlord and Tenant shall execute an amendment to the Lease extending the Lease Term on the same terms provided in the Lease, as amended hereby, except as follows:

          (i) The Monthly Installments of rent for the Second Extension Period shall be adjusted to 95% of the Prevailing Rental Rate (which shall be the rental rate set forth in Landlord's determination of the Prevailing Rental Rate, the Prevailing Rental Rate mutually agreed upon by the parties, or the Prevailing Rental Rate determined by arbitration, as the case may be), including any periodic adjustments thereto;

          (ii) Tenant shall have no further extension option hereunder; and

          (iii) Landlord shall lease the Premises to Tenant in their then-current "AS IS" condition, and Landlord shall not be obligated to provide to Tenant any allowances or other tenant inducements.

     (d) Tenant's rights under this Section 15 shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated; (ii) Tenant assigns its interest in this Lease or sublets more than twenty percent (20%) of the Premises as it is then configured; or (iii) Tenant fails to timely exercise its option under this Section 15, time being of the essence with respect to Tenant's exercise thereof. Further, if Tenant commits an Event of Default at any time between the date of Tenant's notice of exercise hereunder and the commencement date of the Second Extension Period which remains uncured after any applicable grace period, then, at Landlord's option, Tenant's right to lease the Premises for the Second Extension Period shall be terminated and Tenant's rights under this Section 15 shall be null and void and of no further force or effect.

     16. TAX APPEALS. Landlord shall have the right, in its sole discretion, to seek a reduction in Property Taxes for the Buildings from the applicable Santa Clara County taxing authority. In addition, if Landlord is not then pursuing a Property Tax reduction, after written request (the "TAX NOTICE") received from Tenant, at Landlord's option, either (i) Landlord shall use commercially reasonable efforts to pursue claims for reductions in the Property Taxes in which event Landlord shall provide Tenant with reasonably detailed information as to how Landlord will pursue such claims, (ii) Tenant may pursue such claims with Landlord's concurrence, in the name of Landlord, or (iii) Tenant may pursue such claims in the name of Landlord without Landlord's


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

concurrence. In the event that Landlord does not elect either item (i) or (ii) above, within thirty (30) days after receipt of the Tax Notice, Tenant shall thereafter have the right to pursue such claims under item (iii) above. If Landlord either agrees to pursue such claims or concurs in the decision to pursue such claims but elects to have them pursued by Tenant, the cost of such proceedings shall be paid by Landlord and included in Property Taxes in the year such expenses are paid. If Tenant pursues such claims without obtaining Landlord's concurrence and such contest is successful, then the cost of such proceedings, but in no event more than the cumulative tax savings achieved, shall be included as part of Property Taxes in the year such expenses are paid, and Landlord shall pay or reimburse to Tenant such cost.

     17. REAL ESTATE BROKERS. Tenant and Landlord warrant that they have had no dealings with any brokers or agents in connection with this Amendment other than CB Richard Ellis and Cornish & Carey Commercial, whose commissions shall be paid by Landlord pursuant to a separate agreement. Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Landlord with respect to this Amendment or the negotiation hereof. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Tenant with respect to this Amendment or the negotiation hereof.

     18. GUARANTY OF LEASE. As a condition to this Amendment, Tenant's parent company, Western Digital Corporation, a Delaware corporation, formerly known as Western Digital Holdings, Inc., shall execute and deliver to Landlord a Guaranty of Lease in the form attached hereto as Exhibit B.

     19. TENANT'S AUTHORITY. Tenant hereby covenants and warrants that (a) Tenant is in good standing under the laws of the States of California and Delaware; (b) Tenant has full power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

     20. LANDLORD'S AUTHORITY. Landlord hereby covenants and warrants that (a) Landlord is in good standing under the laws of the States of California and Delaware; (b) Landlord has full power and authority to enter into this Amendment and to perform all Landlord's obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Landlord is duly and validly authorized to do so.

     21. NO OFFER. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.


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

     22. ENTIRE AGREEMENT. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

     23. LEASE IN FULL FORCE AND EFFECT. Tenant hereby affirms that, as of the Reference Date hereof, Landlord has fulfilled all its duties in compliance with the Lease, no breach or default by either party has occurred, and the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, (i) is hereby ratified and (ii) is in full force and effect with no defenses or offsets thereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:                                    TENANT:

TRINET ESSENTIAL FACILITIES XXVI, INC.,      WESTERN DIGITAL TECHNOLOGIES, INC.,
a Maryland corporation                       a Delaware corporation

By: /s/ Erich Stiger                         By: /s/ Raymond M. Bukaty

Name: Erich Stiger                           Name: RAYMOND M. BUKATY

Its: Senior Vice President                   Its: SR. VP., ADMINISTRATOR
                                                  GENERAL COUNSEL AND
                                                  SECRETARY


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